Exhibit 99.2

INVESTOR PRESENTATION March 25th 2019 STRATEGIC COMBINATION CREATING THE PREEMINENT SUN BELT OFFICE REIT

2 Cautionary Note Regarding Forward-Looking Statements In addition to historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins Properties Incorporated (“Cousins”) and TIER REIT, Inc. (“TIER”) operate and beliefs of and assumptions made by Cousins management and TIER management, involve uncertainties that could significantly affect the financial or operating results of Cousins, TIER or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Such forward-looking statements include, but are not limited to, projections of earnings, statements of plans for future operations or expected revenues, statements about the benefits of the transaction involving Cousins and TIER, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transaction to stockholders, employees, tenants and other constituents of the combined company, rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, integrating our companies, cost savings, the expected timetable for completing the proposed transaction, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) the potential liability for a failure to meet regulatory requirements, including the maintenance of real estate investment trust status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, (viii) risks associated with achieving expected revenue synergies or cost savings, (ix) risks associated with the ability to consummate the transaction and the timing of the closing of the transaction, (x) the ability to successfully integrate our operations and employees following the closing of the transaction, (xi) material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities, (xii) potential changes to tax legislation, (xiii) adverse changes in financial condition of joint venture partner(s) or major tenants, (xiv) risks associated with the acquisition, development, expansion, leasing and management of properties, (xv) the potential impact of announcement of the proposed transaction or consummation of the proposed transaction on relationships, including with tenants, employees and customers; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins or TIER, (xvi) significant costs related to uninsured losses, condemnation, or environmental issues, (xvii) the ability to retain key personnel, (xviii) the amount of the costs, fees, expenses and charges related to the proposed transaction and the actual terms of the financings that may be obtained in connection with the proposed transaction, and (xix) those additional risks and factors discussed in reports filed with the SEC by Cousins and TIER from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Except to the extent required by applicable law or regulation, each of Cousins and TIER disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors. Additional Information about the Proposed Transactions and Where to Find It In connection with the proposed merger, Cousins will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Cousins common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of Cousins and TIER seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COUSINS, TIER AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Cousins at its website, www.cousins.com, or from TIER at its website, www.tierreit.com. Documents filed with the SEC by Cousins will be available free of charge by accessing Cousins’ website at www.cousins.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to Cousins at 3344 Peachtree Road NE, Suite 1800, Atlanta, GA 30326, and documents filed with the SEC by TIER will be available free of charge by accessing TIER’s website at www.tierreit.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to TIER at 5950 Sherry Lane, Suite 700, Dallas, Texas 75225. Participants in the Solicitation Cousins and TIER and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of TIER and Cousins in respect of the proposed transaction under the rules of the SEC. Information about TIER’s directors and executive officers is available in TIER’s proxy statement dated April 9, 2018 for its 2018 Annual Meeting of Stockholders, and certain of its Current Reports on Form 8-K. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement dated March 14, 2019 for its 2019 Annual Meeting of Stockholders, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from TIER or Cousins using the sources indicated above. No Offer or Solicitation This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. FORWARD-LOOKING STATEMENTS

3 TRANSACTION OVERVIEW STRUCTURE AND CONSIDERATION 100% stock combination of Cousins Properties Incorporated (“Cousins”) (NYSE: CUZ) and TIER REIT, Inc. (“TIER”) (NYSE: TIER) 2.98 Cousins shares issued for each TIER share Pro forma ownership of 72% Cousins / 28% TIER CORPORATE NAME AND HEADQUARTERS Cousins to retain corporate name and ticker Corporate headquarters remains in Atlanta, Georgia MANAGEMENT AND BOARD All Cousins executives to retain existing positions (Larry Gellerstedt, Executive Chairman; Colin Connolly, CEO; Gregg Adzema, CFO) Board will consist of nine existing directors from Cousins and two directors from TIER, including Scott Fordham ANTICIPATED SYNERGIES AND EARNINGS IMPACT Expected annual G&A synergies of $18.5 million, to be realized immediately at close Anticipate additional operational and leasing synergies from increased scale and market concentrations Transaction is modestly dilutive to Cousins’ 2019 FFO per share and expected to be longer term accretive EXPECTED CLOSING Expected to close during the third quarter of 2019 Subject to customary closing conditions, including approval by Cousins and TIER shareholders DIVIDEND Combined company to utilize Cousins’ current dividend policy Cousins’ current annualized dividend of $0.29 per share will represent a 20% increase for TIER shareholders

4 STRATEGIC RATIONALE AND EXPECTED TRANSACTION BENEFITS PREMIER PORTFOLIO Unmatched portfolio of trophy office assets balanced across the premier Sun Belt markets Dominant market share in highly-amenitized submarkets COMPELLING GROWTH OPPORTUNITIES Significant organic growth through 8%-10% rent mark-to-market opportunity Powerful external growth driven by profitable development pipeline and irreplaceable land bank ENHANCED GEOGRAPHIC MIX Increased exposure to fast growing Austin, while balancing Atlanta exposure without selling high quality assets Strengthen foothold in most desirable Dallas submarkets IMPROVED EFFICIENCY Substantial synergy opportunities given complementary geographic footprint 81% geographic overlap within Cousins and TIER property portfolios (1) INCREASED SCALE Increased scale, improved liquidity, and expanded access to capital Larger company better positioned to absorb market cycles STRONG BALANCE SHEET Continued commitment to simple, low leverage strategy Pro Forma ~4.5x Net Debt / EBITDA remains well below office sector average (2) OUTSTANDING PLATFORM AND TEAM Industry leading management team and operational platform with demonstrated track record Proven integration capabilities Based on NOI Represents management’s estimate of leverage and annualized pro forma EBITDA (inclusive of synergies) at closing

5 CHRONOLOGY OF THE PREEMINENT SUN BELT OFFICE REIT 2013 2016 2019 1958 CUZ-PKY merger and concurrent spin-off of Houston Assets Acquisition of Crescent’s 5.5MM SF Texas Portfolio Contribution of Eola’s property management business to Parkway concurrent with the acquisition of six office properties owned by Eola (2) (1) Founded in 1958 and public since 1962, Cousins Properties has focused on trophy Sun Belt properties for more than 60 years

6 COMBINED COMPANY SNAPSHOT Market data as of March 22, 2019; Balance sheet data as of 4Q 2018 Adjusted for sale of Eldridge Place and potential sale of Third + Shoal Figures include in-process development assets only including Dimensional Place which was recently delivered in March 2019 Does not include 3 million square feet of potential redevelopment opportunities at Domain 3 & 4 and Domain Point TOTAL MARKET CAP(1) $5.4 billion $7.8 billion $2.4 billion TOTAL PORTFOLIO SF(2) 15.3 million SF 21.1 million SF 5.8 million SF EQUITY MARKET CAP(1) $4.2 billion $5.9 billion $1.7 billion LAND BANK (DEVELOPABLE SF)(4) 1.4 million SF 3.5 million SF 2.1 million SF DEVELOPMENT PIPELINE(3) 1.2 million SF 1.9 million SF 620K SF

Other 1% 21.1MM SF 7 HIGHLY COMPLEMENTARY AND UNIQUE FOOTPRINT Represents 4Q18 GAAP NOI at share Adjusted for sale of Eldridge Place and potential sale of Third + Shoal TIER’s Cherry Hill, NJ asset (Woodcrest) excluded from map TIER Assets (1)(2) Cousins Assets 1,000,000 RSF 5,000,000 RSF 10,000,000 RSF Phoenix Dallas / Fort Worth Houston Austin Atlanta Charlotte 15.3MM SF 5.8MM SF Houston 4% Phoenix Dallas / Fort Worth Houston Tampa Austin Atlanta Charlotte (1) (1) (2) (1) (2) Atlanta 31 % Austin 24% Charlotte 19% Phoenix 9% DFW 5% Tampa 7% Atlanta 41% Charlotte 20% Austin 18% Tampa 9% Phoenix 12% Austin 43% Dallas / Fort Worth 22% Houston 16% Charlotte 16% Other 4%

8 DIVERSIFIED AND HIGH-QUALITY CUSTOMER BASE TIER Top Customers Cousins Top Customers New Cousins Top Customers Tenant SF Leased (000) % of Total Remaining Term (Years) HomeAway / Expedia 431 7% 11 Bank of America 387 6% 2 GM Financial 326 5% 7 Encana Oil & Gas (USA) Inc. 319 5% 9 Amazon 246 4% 7 Top 5 Tenants 1,709 28% 7 Tenant SF Leased (000) % of Total Remaining Term (Years) Bank of America 1,128 8% 6 NCR Corporation 762 5% 15 Wells Fargo Bank, N.A. 236 2% 4 ADP, LLC 225 1% 9 Westrock Shared Services, LLC 205 1% 11 Top 5 Tenants 2,556 17% 9 Tenant SF Leased (000) % of Total Remaining Term (Years) Bank of America 1,515 7% 5 NCR Corporation 762 4% 15 HomeAway / Expedia 431 2% 11 Amazon 366 2% 6 GM Financial 326 2% 7 Top 5 Combined Tenants 3,400 16% 9 Based on square footage as of 12/31/18. Industries categorized per Cousins’ methodology Adjusted for sale of Eldridge Place and potential sale of Third + Shoal (1) (2) (1) (2) (1) Finance 22% Technology 20% Professional Services 11% Legal 10% Energy 6% Consumer Goods and Services 6% Healthcare 4% Insurance 3% Marketing 3% Real Estate 3% Construction 2% Other 9% Technology 33% Finance 21% Energy 16% Legal 8% Professional Services 6% Real Estate 3% Construction 2% Other 10% Finance 23% Technology 15% Professional Services 13% Legal 11% Consumer Goods and Services 9% Insurance 5% Healthcare 5% Marketing 4% Energy 2% Construction 2% Other 12%

9 LARGEST OWNER IN THE LEADING SUN BELT SUBMARKETS AUSTIN – THE DOMAIN 28% Market Share Of Class A Office 21% Market Share Of Class A Office LEADING MARKET SHARE IN AUSTIN’S CBD AND SECOND DOWNTOWN, THE DOMAIN AUSTIN – CBD #1 Class A Office Owner by Sq. Ft. #1 Class A Office Owner by Sq. Ft. Percentage excludes Third + Shoal which is currently being marketed for sale Reflective of market share across the Northwest submarket, of which The Domain is a part (2) Operating Asset Development/Land Asset (1)

10 LARGEST OWNER IN THE LEADING SUN BELT SUBMARKETS ATLANTA – BUCKHEAD #1 Class A Office Owner by Sq. Ft. 18% Market Share Of Class A Office #1 Class A Office Owner by Sq. Ft. 14% Market Share Of Class A Office ATLANTA – MIDTOWN LEADING MARKET SHARE IN ATLANTA’S BUCKHEAD AND MIDTOWN SUBMARKETS Operating Asset Development/Land Asset

11 COMPELLING PORTFOLIO OF TROPHY OFFICE TOWERS Fifth Third Center, Charlotte Domain11, Austin 3344 & 3350 Peachtree, Atlanta Hayden Ferry, Phoenix Colorado Tower, Austin 5950 Sherry Lane, Dallas Bank of America Plaza, Charlotte

12 ATTRACTIVE DEVELOPMENT PIPELINE WITH SIGNIFICANT PRE-LEASING 1.9MM SF (1) Recently delivered in March 2019 10000 Avalon 300 Colorado Dimensional Place 120 West Trinity Domain 10 Domain 12 77% Pre-leased 75% Pre-leased 81% Pre-leased 77% Pre-leased Project Market SF (000s) Domain 10 Austin 300 Domain 12 Austin 320 Total 620 Market SF (000s) Atlanta 602 Austin 978 Charlotte 282 Total 1,862 Project Market SF (000s) 10000 Avalon Atlanta 251 120 West Trinity Atlanta 351 300 Colorado Austin 358 Dimensional Place Charlotte 282 Total 1,242

13 FUTURE GROWTH OPPORTUNITY FROM LAND BANK AND REDEVELOPMENT 3.5MM SF Square footage is based on preliminary estimates. TIER square footage is per their 4Q18 supplement. (1) (1) (1) 901 West Peachtree Victory Center Corporate Center V Domain 14 & 15 Domain 14 & 15 3354 Peachtree 100 Mill Legacy Union Two/Three Land Represents ~2% Of Total Market Value In addition, 3 Million SF of Redevelopment Potential in Austin with Domain 3 & 4 and Domain Point Project Market SF (000s) 3354 Peachtree Atlanta 560 Domain D & G Austin 600 Domain 9 Austin 330 Legacy Union Two/Three Dallas 600 Total 2,090 Market SF (000s) Atlanta 1,030 Austin 930 Dallas 1,060 Tampa 170 Tempe 280 Total 3,470 Project Market SF (000s) 901 West Peachtree Atlanta 470 Victory Center Dallas 460 Corporate Center V Tampa 170 100 Mill Tempe 280 Total 1,380

14 ATTRACTIVE SUN BELT OFFICE MARKET FUNDAMENTALS SUPPLY AND DEMAND FUNDAMENTALS LEASING AND EMPLOYMENT FUNDAMENTALS CONSTRUCTION AS A PERCENT OF TOTAL INVENTORY(1) NET ABSORPTION AS A PERCENT OF TOTAL INVENTORY(1) OFFICE EMPLOYMENT GROWTH YEAR-OVER-YEAR(2) RENT GROWTH YEAR-OVER-YEAR(3) Source: CoStar Data Analytics for net absorption data (12 months) and total office inventory as of December 31, 2018 Source: RW Baird research as of January 2019 Source: CoStar Data Analytics for year-over-year rent growth data as of December 31, 2018 Source: Green Street Advisors RISK-ADJUSTED IRRs FOR U.S. OFFICE MARKETS(4) 1.9% 2.3% 1.7% Gateway Average U.S. Average 3.3% 2.3% 1. Gateway Average U.S. Average 2.4% 1.0% 1. Gateway Average U.S. Average 4.5% 2.0% 2.2% Gateway Average U.S. Average 6.0% 5.8% 5.8% 5.6% 5.6% 5.5% 5.2% 4.9% Atlanta Austin Charlotte Dallas Tampa Phoenix Non-Gateway Average Gateway Average

15 TRANSACTION EARNINGS IMPACT CURRENT EARNINGS IMPACT Modestly Dilutive to Cousins’ 2019 FFO Per Share Driven By: Temporarily low Cousins’ FFO multiple due to one time Norfolk Southern Gains / Fees High TIER FFO multiple due to large, 81% pre-leased, current development pipeline Expected to be Long Term Accretive to Cousins’ FFO Per Share Driven By: Completion and stabilization of TIER’s current development pipeline through 2022 $18.5mm of expected G&A synergies Additional operational and leasing synergies through increased scale and market concentrations LONG TERM EARNINGS IMPACT

16 STRONG, SIMPLE BALANCE SHEET As of March 22, 2019 Represents 4Q18 annualized EBITDA and net debt as of December 31, 2018 for companies in the SNL US Office REIT Index that report EBITDA. New CUZ represents management’s estimate of leverage and annualized pro forma EBITDA (inclusive of synergies) at closing Represents 4Q18 GAAP NOI Net Debt / EBITDA (2) Equity Market Capitalization, $Bn(1) Average = 6.6x ENHANCED SCALE CONTINUED COMMITMENT TO LOW LEVERAGE SIMPLE CAPITAL STRUCTURE(3) Unencumbered NOI 75% Encumbered NOI 25% Unencumbered NOI 93% Encumbered NOI 7% Unencumbered NOI 79 % Encumbered NOI 21% 3.7x 4.5x 7.0x CUZ ESRT New CUZ HIW ARE PDM BDN OFC KRC CXP BXP DEA TIER FSP PGRE CIO CLI VNO SLG 5.9 4.2 1.7 BXP VNO ARE SLG DEI KRC HPP New CUZ PGRE HIW CUZ CLI BDN OFC OPI ESRT EQC PDM CXP TIER DEA FSP NRE CMCT CIO

MANAGEMENT TEAM WITH DEMONSTRATED TRACK RECORD TOTAL RETURN PERFORMANCE SINCE PARKWAY TRANSACTION(1) NET ASSET VALUE GROWTH SINCE PARKWAY TRANSACTION(3) INTEGRATION TRACK RECORD 16% 36% 5% Mar-19 Mar-19 15% 3% Expected G&A Synergies Realized G&A Synergies Transaction $18 million 100% $18.5 million Upon closing 17 Notes: As of March 22, 2019 Represents MSCI US REIT Index Source: Green Street Advisors. Office peers include BDN, EQC, HIW, PDM, OFC, and CLI (2) 80 90 100 110 120 130 140 Oct-16 Feb-17 Jun-17 Oct-17 Feb-18 Jun-18 Oct-18 Feb-19 CUZ RMZ SNL U.S. REIT Office Index 90 100 110 120 Oct-16 Aug-17 Jun-18 CUZ Office Peers

18 CONCLUSION: THE PREEMINENT SUN BELT OFFICE REIT PREMIUM PORTFOLIO Unmatched portfolio of trophy office assets balanced across the premier Sun Belt markets COMPELLING GROWTH OPPORTUNITIES Significant organic growth combined with profitable external development opportunities ENHANCED GEOGRAPHIC MIX Increased exposure to fast growing Austin, strategic foothold in Dallas IMPROVED EFFICIENCY Substantial synergy opportunities through complementary geographic footprint INCREASED SCALE Enhanced scale, improved liquidity, and expanded access to capital STRONG BALANCE SHEET Continued commitment to simple, low leverage strategy OUTSTANDING PLATFORM AND TEAM Proven team with demonstrated operational expertise and integration experience

19 Q&A